Exhibit 10.12

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of September 6, 2019, is among FORTIS MINERALS OPERATING, LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned Guarantors (together with the Borrower, collectively, the “Credit Parties”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

RECITALS

A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 14, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.    The Borrower and the Guarantors are parties to that certain Guarantee and Collateral Agreement, dated as of February 14, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Guarantee and Collateral Agreement”), made by each of the Credit Parties party thereto in favor of the Administrative Agent.

C.    The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2.    Amendments to Credit Agreement. Section 1.02 is hereby amended as follows:

2.1    Amendments to Section 1.02.

(a)    Each of the following definitions is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment and the Second Amendment, as the same may from time to time be further amended, modified, supplemented or restated.

“Elected Commitments” means (a) on the Second Amendment Effective Date, $148,000,000, and (b) at any time thereafter, an amount determined in accordance with Section 2.07(f).

(b)    The following definitions are hereby added where alphabetically appropriate to read as follows:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; and

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03(b).

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of September 6, 2019, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(c)    The definition of “LIBO Rate” is hereby amended by replacing each reference to “Replacement Rate” therein with “Benchmark Replacement”.

(d)    The definition of “Replacement Rate” is hereby deleted in its entirety.

2.2    Amendment to Section 1.06. Section 1.06 is hereby amended and restated in its entirety to read as follows.

Section 1.06    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or clause (c) of the definition of “Alternate Base Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

2.3    Amendment to Section 2.07(a). Sections 2.07(a) are hereby amended and restated in their entirety to read as follows:

(a)    Second Amendment Borrowing Base. For the period from and including the Second Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $148,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c) or Section 8.20. For purposes of this Agreement, the determination of the Borrowing Base on the Second Amendment Effective Date provided for herein shall be deemed and considered to be the August 1, 2019 Scheduled Redetermination.

2.4    Amendment to Section 2.07(b). Section 2.07(b) is hereby amended to add a new sentence to the end thereof to read as follows in its entirety:

For purposes of this Agreement, the determination of the Borrowing Base on the Second Amendment Effective Date provided for herein shall constitute the August 1, 2019 Scheduled Redetermination.

2.5    Amendment to Section 3.03(a). Section 3.03(a) is hereby amended by replacing the reference to “Replacement Rate” therein with “Benchmark Replacement”.

2.6    Amendment to Section 3.03(b). Section 3.03(b) is hereby amended and restated in its entirety to read as follows:

(b)    Effect of Benchmark Transition Event.

(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

(iv)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Loan of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the LIBO Rate will not be used in any determination of the Alternate Base Rate.

2.7    Amendment to Section 12.02(b). Clause (z) of the last sentence of Section 12.02(b) is hereby amended and restated in its entirety to read as follows “(z) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b)”.

2.8    Amendment to Article XII. Article XII is hereby amended by adding new Section 12.19 to the end thereof to read as follows:

Section 12.19    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 12.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 3. Assignment and Assumption. On the Second Amendment Effective Date, immediately prior to giving effect to the amendments in Section 2 and for an agreed consideration, each Lender party to the Credit Agreement immediately prior to the Second Amendment Effective Date (the “Existing Lenders”) hereby irrevocably sells and assigns to each of Credit Suisse AG, Cayman Islands Branch and Goldman Sachs Bank USA (each, a “New Lender”), and each New Lender hereby irrevocably purchases and assumes from the Existing Lenders, subject to and in accordance with the Standard Terms and Conditions attached as Annex 1 to Exhibit G to the Credit Agreement (the “Standard Terms and Conditions”) and the Credit Agreement (the “Assignment and Assumption”): (i) all of each Existing Lender’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in the grid below under the caption “Assigned Interests” (the “Assigned Interests Grid”) of all of such Existing Lender’s outstanding rights and obligations under the Credit Agreement, including, without limitation, the Commitment and the Maximum Credit Amount of such Existing Lender specified in the Assigned Interests Grid and all of the Loans specified in the Assigned Interests Grid owing to such Existing Lender which are outstanding on the Second Amendment Effective Date, together with the participations in Letters of Credit and LC Disbursements specified in the Assigned Interests Grid held by such Existing Lender on the Second Amendment Effective Date, but excluding accrued interest and fees to and excluding the Second Amendment Effective Date, such that, after giving effect to such sale, assignment, purchase and assumption, each New Lender shall have purchased and assumed from the Existing Lenders the Commitment, Maximum Credit Amount and Loans (and participations in Letters of Credit and LC Disbursements) specified in the below grid under the caption “Assumed Interests” and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Existing Lenders (each in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above. Such sale and assignment is without recourse to any Existing Lender and, except as expressly provided in the Standard Terms and Conditions, without representation or warranty by any Existing Lender. The Administrative Agent hereby waives the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement in connection with the Assignment and Assumption.    The Standard Terms and Conditions are hereby agreed to and incorporated herein by reference and made a part of the terms of the Assignment and Assumption pursuant to this Section 3 as if set forth herein in full.

A.    Existing Lenders/Assignors: Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A.

B.    New Lenders/Assignees: Credit Suisse AG, Cayman Islands Branch and Goldman Sachs Bank USA

C.    Assigned Interests:

ASSIGNOR/EXISTING LENDER	MAXIMUM CREDIT AMOUNT ASSIGNED	PRINCIPAL AMOUNT OF LOANS ASSIGNED	PARTICIPATIONS IN LETTERS OF CREDIT AND LC DISBURSEMENTS ASSIGNED	PERCENTAGE ASSIGNED OF TOTAL COMMITMENTS OF ALL LENDERS/ AGGREGATE MAXIMUM CREDIT AMOUNT
Wells Fargo Bank, National Association	$35,083,160.08	$8,069,126.82	$0.00	7.016632016%
JPMorgan Chase Bank, N.A.	$25,727,650.73	$5,917,359.67	$0.00	5.145530146%

D.    Assumed Interests:

ASSIGNEE/NEW LENDER	MAXIMUM CREDIT AMOUNT ASSUMED	PRINCIPAL AMOUNT OF LOANS ASSUMED	PARTICIPATIONS IN LETTERS OF CREDIT AND LC DISBURSEMENTS ASSUMED	PERCENTAGE ASSUMED OF TOTAL COMMITMENTS OF ALL LENDERS/ AGGREGATE MAXIMUM CREDIT AMOUNT
Credit Suisse AG, Cayman Islands Branch	$43,918,918.92	$10,101,351.35	$0.00	8.783783784%
Goldman Sachs Bank USA	$16,891,891.89	$3,885,135.13	$0.00	3.378378378%

E.    New Lenders: On the Second Amendment Effective Date, immediately after giving effect to the Assignment and Assumption pursuant to this Section 3: (a) each of the Existing Lenders and each New Lender shall have the Maximum Credit Amount specified for such Person on Annex I attached to this Second Amendment; (b) Annex I of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached to this Second Amendment; and (c) each New Lender shall become a party to the Credit Agreement, as modified by this Second Amendment, as a “Lender” and have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

Section 4. Conditions Precedent. This Second Amendment shall become effective on the date (such date, the “Second Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1    The Administrative Agent shall have received from the Lenders and the Credit Parties counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.

4.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective (and the Second Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.     Miscellaneous.

5.1    Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the Second Amendment Effective Date.

5.2    Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby: (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each such Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Second Amendment Effective Date, each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Second Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) the representations and warranties set forth in each Loan Document to which it is a party are true and correct in all material respects (except to the extent that (A) any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (B) any such representation and warranty is expressly limited by materiality or by reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects and (ii) no Default or Event of Default has occurred and is continuing.

5.3    Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Second Amendment by fax, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

5.4    No Oral Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

5.5    GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent.

5.7    Severability. Any provision of this Second Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.8    Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.9    Loan Document. This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the Second Amendment Effective Date.

BORROWER:	FORTIS MINERALS OPERATING, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

GUARANTORS:	FORTIS MINERALS, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

FORTIS MINERALS II, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

CHISOS LAND, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

CHISOS MINERALS, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

Fortis Minerals Operating, LLC - Second Amendment

Signature Page

FORTIS SOONER TREND, LLC

By:	/s/ Patrick Hesseler
Name:	Patrick Hesseler
Title:	Vice President - Finance

FMII STM, LLC

By:	/s/ Patrick Hesseler
Name:	Patrick Hesseler
Title:	Vice President - Finance

Fortis Minerals Operating, LLC - Second Amendment

Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

	By:	/s/ Jay Buckman
	Name:	Jay Buckman
	Title:	Director

Fortis Minerals Operating, LLC - Second Amendment

Signature Page

LENDER:	JPMORGAN CHASE BANK, N.A., as Lender

	By:	/s/ Jorge Diaz Granados
	Name:	Jorge Diaz Granados
	Title:	Authorized Officer

Fortis Minerals Operating, LLC - Second Amendment

Signature Page

NEW LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as New Lender

	By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

	By:	/s/ Brady Bingham
	Name:	Brady Bingham
	Title:	Authorized Signatory

Fortis Minerals Operating, LLC - Second Amendment

Signature Page

NEW LENDER:	GOLDMAN SACHS BANK USA, as New Lender

	By:	/s/ Ryan Durkin
	Name:	Ryan Durkin
	Title:	Authorized Signatory

Fortis Minerals Operating, LLC - Second Amendment

Signature Page

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	50.675675676%	$253,378,378.38
JPMorgan Chase Bank, N.A.	37.162162162%	$185,810,810.81
Credit Suisse AG, Cayman Islands Branch	8.783783784%	$43,918,918.92
Goldman Sachs Bank USA	3.378378378%	$16,891,891.89
TOTAL	100.00%	$500,000,000.00

Annex I